EXHIBIT 5.1

                                CONNER & WINTERS
                           A PROFESSIONAL CORPORATION

                                     LAWYERS

                             3700 FIRST PLACE TOWER
                              15 EAST FIFTH STREET
                           TULSA, OKLAHOMA 74103-4344
                                 (918) 586-5711
                               FAX (918) 586-8982


                                November 15, 1999


Home-Stake Oil & Gas Company
15 E. 5th Street
Suite 2800
Tulsa, Oklahoma 74103

         Re:      Home-Stake Oil & Gas Company
                  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Home-Stake Oil & Gas Company, an Oklahoma corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 451,736 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable pursuant to the Company's 1997 Incentive Stock Plan (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon their purchase or upon exercise of stock options to be granted under the Plan has been filed under the Securities Act with the Securities and Exchange Commission.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold, issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

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Home-Stake Oil & Gas Company
November 15, 1999
Page 2


     We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Yours very truly,

                                     CONNER & WINTERS,
                                     A Professional Corporation

                                     /s/ CONNER & WINTERS


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